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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 8-K/A-1


                                CURRENT  REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

       (Date of Report): Date of earliest event reported: October 7, 1997


                             KEY ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)



              Maryland                              1-8038                             04-2648081
      (State of Incorporation)             (Commission File Number)         (IRS Employer Identification No.)



                         Two Tower Center, Tenth Floor
                        East Brunswick, New Jersey 08816
                    (Address of Principal Executive Offices)

                                  908/247-4822
              (Registrant's telephone number, including area code)

                                (Not Applicable)
         (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS

         On October 7, 1997, Key Energy Group, Inc. (the "Company") placed an additional $16.0 million of its 5% convertible subordinated notes ("Notes") pursuant to an over-allotment option exercised by the initial purchasers in the Company's recently completed Rule 144A private placement offering. The exercise of the over-allotment brings the total amount of Notes placed to $216 million. The net proceeds of the offering, which totaled approximately $210 million, were used to reduce the Company's senior indebtedness. See the recent press release attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial Statements of Businesses Acquired.

                          None.

         (b)     Pro Forma Financial Information.

                          None.

         (c)     Exhibits.

                 99.1     -       Press Release dated October 8, 1997.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 1997                   KEY ENERGY GROUP, INC.



                                        By: /s/ Francis D. John
                                           -----------------------------------
                                                Francis D. John, President





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                              INDEX TO EXHIBITS


INDEX
NUMBER                  DESCRIPTION
------                  -----------
 99.1          Press Release dated October 8, 1997.